UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☐ Preliminary Proxy Statement
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IMPLANTABLE VISION, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Implantable Vision, Inc.
17101 Preston Road, Suite 210
Dallas, Texas 75248

August 12, 2008

Dear Shareholder:

You are cordially invited to attend a special meeting (the “Special Meeting”) of the shareholders of Implantable Vision, Inc. (the “Company”).   The meeting will be held at 10:00 a.m. on Monday, August 25, 2008 at the principal offices of the Company, 17101 Preston Road, Suite 210, Dallas, Texas 75248.

At the Special Meeting, shareholders entitled to vote will be asked to approve proposals to:

1.
Amend our Amended and Restated Articles of Incorporation dated November 15, 2006, as further amended to date (collectively referred to herein as the “Articles”), to change the name of the Company to “Arcland Energy Corporation”;

2.
Amend our Articles changing the number of shares of Company common stock, par value $0.001 per share, into which each share of our Series A Preferred Stock may be converted from ten (10) to sixteen (16) shares; and

3.
Permit the Company to take action by the written consent of fewer than all of the shareholders entitled to vote with respect to the subject matter of the action as provided for in Utah Revised Corporation Act Section 16-10a-704.

Your vote is very important.  We encourage you to read this proxy statement and vote your shares as soon as possible.  A return envelope for your proxy card is enclosed for convenience.

Thank you for your continued support of the Company.

Very truly yours, /s/ Bryan Bulloch Bryan Bulloch President and Chief Financial Officer

Implantable Vision, Inc.
17101 Preston Road, Suite 210
Dallas, Texas 75248

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held August 25, 2008

Notice is hereby given that Implantable Vision, Inc., a Utah corporation (the “Company”), will hold a special meeting of its shareholders (the “Special Meeting”) at 10:00 a.m. on Monday, August 25, 2008 at the principal offices of the Company, 17101 Preston Road, Suite 210, Dallas, Texas 75248.

We are holding this Special Meeting to vote upon:

1.
an amendment to our Amended and Restated Articles of Incorporation dated November 15, 2006, as further amended to date (collectively referred to herein as the “Articles”), to change the name of the Company to “Arcland Energy Corporation”;

2.
an amendment to our Articles changing the number of shares of Company common stock, par value $0.001 per share (“Common Stock”), into which each share of our Series A Preferred Stock (“Preferred Stock”) may be converted from ten (10) to sixteen (16) shares; and

3.
a resolution permitting the Company to take action by the written consent of fewer than all of the shareholders entitled to vote with respect to the subject matter of the action as provided for in Utah Revised Corporation Act (“URBCA”) Section 16-10a-704.

Shareholders holding shares of our Common Stock as of the Record Date (defined below) will be asked to vote as a class to separately approve all three of the proposed corporate actions above and the shareholders holding shares of our Preferred Stock as of the Record Date will be asked to vote as a class to separately approve (1) the proposed amendment to our Articles to change the number of shares of Common Stock into which each share of our Preferred Stock may be converted from ten (10) to sixteen (16) shares, and (2) the resolution permitting the Company to take action by the written consent of fewer than all of the shareholders entitled to vote with respect to the subject matter of the action as provided for in the URBCA.

The Board of Directors recommends that you vote in favor of all of the proposals outlined in this proxy statement that you are entitled to vote upon.

The Board of Directors has selected August 6, 2008 as the record date (the “Record Date”) for determining shareholders entitled to vote at the meeting.  A list of shareholders on that date will be available for inspection at our corporate headquarters, 17101 Preston Road, Suite 210, Dallas, Texas 75248, for at least ten days before the meeting.  The list also will be available for inspection at the meeting.

This notice of Special Meeting, proxy statement, and proxy are being mailed to shareholders on or about August 12, 2008.

Bryan Bulloch President and Chief Financial Officer

TABLE OF CONTENTS

Questions & Answers	1

Forward Looking Statements	4

Change in Control Transaction	4
The Reverse Acquisition Transaction	4
The Divestiture Transaction	5

Security Ownership of Certain Beneficial Owners and Management	5

Interest of Certain Persons In Matters to be Acted Upon	7

Annual Meeting Advance Notice Requirements	7
Shareholder Proposals	7
Board Nominations	8

Proposals for Consideration at the Special Meeting

Proposal 1. Amendment to the Articles of Incorporation to Change
The Name of the Company	8

Proposal 2. Amendment to the Articles of Incorporation to Change
The Conversion Terms of the Company's Preferred Stock	9

Proposal 3. Resolution Permitting the Company to Take Action by
Written Consent of Fewer than All Shareholders	10

Where You Can Find More Information	11

Questions & Answers

1.	What is a proxy?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Bryan Bulloch and Rafael Pinedo have been designated as proxies for the Special Meeting.

2.	What is the record date and what does it mean?

The record date for the Special Meeting is August 6, 2008. The record date is established by the Board of Directors. Shareholders of record (registered shareholders and street name holders) at the close of business on the record date are entitled to:

(a)	receive notice of the meeting; and
(b)	vote at the meeting and any adjournments or postponements of the meeting.

3.	What is the difference between a registered shareholder and a shareholder who holds stock in street name?

If your shares of stock are registered in your name on the books and records of our transfer agent, you are a registered shareholder. If your shares of stock are held for you in the name of your broker or bank, your shares are held in street name. The answer to Question 10 describes brokers’ discretionary voting authority and when your bank or broker is permitted to vote your shares of stock without instructions from you.

4.	What are the different methods that I can use to vote my shares?

(a)
In Writing: All shareholders of record can vote by mailing in their completed proxy card (in the case of registered shareholders) or their completed vote instruction form (in the case of street name holders).

(b)	In Person: All shareholders may vote in person at the Special Meeting (unless they are street name holders without a legal proxy).

5.	Who is entitled to vote?

Only those who owned the Company’s Common Stock and Preferred Stock at the close of business on August 6, 2008 (the record date for the Special Meeting) can vote. You will have one vote per share for each matter presented at the Special Meeting in which holders of the class of securities you own will vote upon.

6.	What am I voting on?

If you held shares of Common Stock on the Record Date, you will be voting as a class on three separate matters: (1) the proposed amendment to the Articles to change the name of the Company to “Arcland Energy Corporation”; (2) the proposed amendment to the Company’s Articles to change the number of shares of Common Stock into which each share of our Preferred Stock may be converted from ten (10) to sixteen (16) shares; and (3) a resolution permitting the Company to take action by the written consent of fewer than all of the shareholders entitled to vote with respect to the subject matter of the action as provided for in URBCA Section 16-10a-704.

If you held shares of Preferred Stock on the Record Date, you will be voting as a class on two separate matters: (1) the proposed amendment to the Articles to change the number of shares of Common Stock into which each share of our Preferred Stock may be converted from ten (10) to sixteen (16) shares; and (2) a resolution permitting the Company to take action by the written consent of fewer than all of the shareholders entitled to vote with respect to the subject matter of the action as provided for in URBCA Section 16-10a-704.

7.	Who is soliciting my proxy?

We, the Board of Directors of the Company, are sending you this proxy statement in connection with our solicitation of proxies for use at the Special Meeting.  Certain directors, officers and employees of the Company also may solicit proxies on our behalf by mail, phone, fax or in person.

8.	Who is paying for this solicitation?

The Company will pay for this solicitation of proxies. The Company also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses in forwarding our proxy materials to the beneficial owners of the Company’s Common Stock and Preferred Stock.

9.	How can I revoke a proxy?

Giving a proxy will not affect your right to vote your shares if you attend the Special Meeting and want to vote in person — by voting you automatically revoke your proxy. You also may revoke your proxy at any time before the voting by giving the Secretary of the Company written notice of your revocation or by submitting a later-dated proxy.

10.	Will my shares be voted if I do not provide my proxy?

Brokerage firms have the authority under New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

The proposals to be voted on at our Special Meeting are not considered “routine” under New York Stock Exchange rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a broker non-vote.

11.	How will my proxy be voted if I do not specify a choice for a matter when returning a proxy?

If you return your proxy card but do not mark your voting preference, the individuals named as proxies will vote your shares FOR each proposed matter to be voted on at the Special Meeting.

12.	What constitutes a quorum?

Voting can take place at the Special Meeting only if shareholders owning shares representing a majority of the total number of votes of each class entitled to be cast are present in person or represented by effective proxies.  On the Record Date, there were 46,931,689 shares of Common Stock and 1,000,000 shares of Preferred Stock issued and outstanding. Both abstentions and broker non-votes are counted as present for purposes of establishing the quorum necessary for the meeting to proceed.

13.	What vote of the shareholders will result in the matters being passed?

Approval of the Amendment to Change the Name of the Company. To approve the amendment to the Articles to change the name of the Company, the number of shares of Common Stock voting FOR the amendment must exceed the number of shares of Common Stock voting AGAINST the amendment. Holders of our Preferred Stock will not vote on this amendment. Neither abstentions nor broker non-votes will have any effect on the vote.

Approval of the Amendment to Change the Conversion Terms of the Company’s Preferred Stock. To approve the amendment to the Articles to change the conversion terms of the Company’s Preferred Stock, the number of shares of Common Stock voting FOR the amendment must exceed the number of shares of Common Stock voting AGAINST the amendment, and the number of shares of Preferred Stock voting FOR the amendment must exceed the number of shares of Preferred Stock voting AGAINST the amendment.  Neither abstentions nor broker non-votes will have any effect on the vote.

Approval of the Resolution Authorizing Action by Written Consent of Fewer than All Shareholders. To approve this item, the number of shares of Common Stock voting FOR the matter must exceed the number of shares of Common Stock voting AGAINST it, and the number of shares of Preferred Stock voting FOR the matter must exceed the number of shares of Preferred Stock voting AGAINST it.  Neither abstentions nor broker non-votes will have any effect on the vote.

14.	How does the Board recommend that I vote on the matters proposed?

The Board of Directors of the Company unanimously recommends that shareholders vote FOR each of the proposals submitted at the Special Meeting.

15.	Will there be other matters proposed at the Special Meeting?

We do not expect any other matters to come before the Special Meeting.  However, if any other matter is presented, your signed proxy gives the individuals named as proxies authority to vote your shares in their discretion.

Forward Looking Statements

This Proxy Statement and other reports that the Company files with the U.S. Securities and Exchange Commission (the “SEC”) contain forward-looking statements about the Company’s business containing the words “believes,” “anticipates,” “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, shareholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, the Company has no duty to publicly release information that updates the forward-looking statements contained in this Proxy Statement. An investment in the Company involves numerous risks and uncertainties, including those described elsewhere in this Proxy Statement. Additional risks will be disclosed from time-to-time in future SEC filings.

Change in Control Transaction

The Reverse Acquisition Transaction

On July 10, 2008, a change of control of the Company occurred as a result of the Company’s acquisition of certain oil and gas lease assets in exchange for an aggregate of 41,753,247 shares of Common Stock (the “Acquisition Shares”) representing a controlling interest in the Company and two convertible promissory notes in the aggregate principal amount of $10,000,000 (convertible into up to 3,246,753 shares of Common Stock) pursuant to a Portfolio Leasehold Acquisition Agreement (the “Acquisition Agreement”) among the Company, Lariat Energy Corporation, a Nevada corporation (“Lariat”), Pilgrim Petroleum Corporation, a Delaware corporation (“Pilgrim”) and American Petroleum Corporation, a Texas corporation (“American,” which together with Pilgrim and Lariat are collectively defined as the “Seller” in the Acquisition Agreement).  The transaction described above is herein referred to as the “Reverse Acquisition.” Immediately prior to the closing of the Reverse Acquisition transaction, the Company had 33,178,442 shares of Common Stock issued and outstanding. Immediately after the issuance of the Acquisition Shares to the Sellers, the Company had 74,931,689 shares of Common Stock issued and outstanding. As a result of the Reverse Acquisition, the Sellers collectively acquired shares constituting a majority of the issued and outstanding Common Stock of the Company - approximately 55.7% as of the Closing of the Reverse Acquisition transaction.

Pursuant to the terms of the Acquisition Agreement, Rafael Pinedo and Bryan Bulloch were appointed to serve as directors of the Company (replacing Richard C. Weiner and Stanford W. Slifer who resigned effective as of July 2, 2008 and July 9, 2008, respectively) effective upon Closing (as defined in the Acquisition Agreement) of the Reverse Acquisition transaction. Mr. Pinedo was also appointed as the Chairman of the Board.

Under the terms of the Acquisition Agreement, all officers and directors of the Company in office immediately prior to the Closing delivered written resignations. Resignations of all such officers were effective upon Closing of the Reverse Acquisition and resignation of all directors in office immediately prior to Closing were effective upon the expiration of the 10-day period (the “10-day Period”) following the date on which a Schedule 14f-1 (the “Schedule 14f-1”) was filed with the SEC and transmitted to the Company’s shareholders of record. Three (3) successor directors have been appointed to the Board of Directors effective upon the conclusion of the 10-day Period, namely, Carlo Ugolini, Kevin L. Dahlberg and Gama Munoz. The Schedule 14f-1 was filed on July 21, 2008 and transmitted to the Company’s shareholders on July 23, 2008. The 10-day Period concluded on August 2, 2008.

Concurrently with the resignation of such officers serving the Company immediately prior to Closing of the Reverse Acquisition, the following persons were appointed and accepted appointment as officers of the Company:

Name	Age	Position
Rafael Pinedo	40	Chairman of the Board and Secretary
Bryan Bulloch	45	President and Chief Financial Officer
Carlo Ugolini	57	Vice President - Land and Exploration

The Divestiture Transaction

On July 28, 2008, the Company executed certain agreements with its wholly owned subsidiary, BT Acquisitions, Inc., a Colorado corporation (“BTA”) effectively transferring and assigning all of the assets and liabilities related to or useful in connection with the Company’s implantable lens business to BTA (the “Lens Business Transfer”). Such agreements included an Assignment and Assumption Agreement dated July 28, 2008, an Assignment of Trademark dated July 28, 2008, and an Assignment of Patent dated July 28, 2008 (such agreements are collectively referred to herein as the “SPA Related Agreements”).

Subsequent to the Lens Business Transfer, the Company also entered into a Stock Purchase Agreement dated July 28, 2008 (the “Stock Purchase Agreement”) with the following purchasers (the “Purchasers”): Alex Hatsis, Kavouria, LLC, Dr. George Rozakis, Rozakis Family LLC, Rozy Ventures, Jerry Kaeni, and Igor Valyunin.  Under the terms of the Stock Purchase Agreement, the Purchasers collectively purchased all of the issued and outstanding shares of BTA, in exchange for 30,000,000 shares (the “Consideration Shares”) of the Company’s Common Stock, which were retired and cancelled by the Company. The transaction consummated per the terms of the Stock Purchase Agreement and SPA Related Agreements is referred to herein as the “Divestiture Transaction.”

As a result of the Divestiture Transaction and the cancellation and retirement of 30,000,000 shares of the Company’s Common Stock, Lariat’s percentage ownership of the issued and outstanding Common Stock of the Company increased from 39% to 65%. As such, Lariat’s holdings constitute a majority of the issued and outstanding Common Stock of the Company as of the Record Date.

Security Ownership of
Certain Beneficial Owners and Management

The following table sets forth, as of the Record Date, information concerning ownership of the Company’s securities by (i) each director, (ii) each executive officer, (iii) all directors and executive officers as a group; and (iv) each person known to the Company to be the beneficial owner of more than five percent of each class. None of our directors and executive officers own any Preferred Stock.

Unless otherwise noted, the Company believes that all shares are beneficially owned and that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them. Applicable percentage of ownership is based on 44,931,689 shares of Common Stock and 1,000,000 shares of Preferred Stock outstanding as of August 7, 2008 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting of investment power with respect to securities. Shares subject to securities exercisable or convertible into shares of Common Stock or Preferred Stock that are currently exercisable or exercisable within 60 days of August 7, 2008 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	All Executive Officers and Directors as a Group (6 persons)	13,500,000(1)	29.41%
Common Stock	George Rozakis 25730 Lorain Road North Olmsted, Ohio 44070	0	0.00%
Common Stock	Rozakis Family, LLC 25730 Lorain Road North Olmsted, Ohio 44070	0	0.00%
Common Stock	Jerry Kaeni 25730 Lorain Road North Olmsted, Ohio 44070	0	0.00%
Common Stock	Igor Valyunin 3862 South Lake Drive, No. 102 St. Francis, Wisconsin 53235-5232	0	0.00%
Common Stock	The Regency Group LLC 4600 S. Ulster St. Suite 975 Denver, Colorado 80237	2,372,182(2)	4.99%
Common Stock	JJC Capital LLC 1050 Lake Carolyn Parkway Suite 1347 Irving, Texas 75039	2,511,789(2)	4.99%
Common Stock	Lariat Energy Corporation 4500 Westgrove Drive, Suite 100 Addison, Texas 75001	31,500,000(3)	66.73%
Common Stock	American Petroleum Corporation 4400 Westgrove Drive, Addison, Texas 75001	13,500,000(1)(4)	29.41%
Common Stock	Pilgrim Petroleum Corporation 4400 Westgrove Drive, Addison, Texas 75001	13,500,000(1)	29.41%
Common Stock	Rafael Pinedo 4400 West Grove, Suite 106 Addison, Texas75001	13,500,000(1)	29.41%
Common Stock	Bryan Bulloch 17101 Preston Road., Suite 210 Dallas, Texas 75248	0	0.00%
Common Stock	Carlo Ugolini 17101 Preston Road., Suite 210 Dallas, Texas 75248	0	0.00%
Preferred Stock	The Regency Group LLC 4600 S. Ulster St. Suite 975 Denver, Colorado 80237	252,145	25.21%
Preferred Stock	JJC Capital LLC 1050 Lake Carolyn Parkway Suite 1347 Irving, Texas 75039	531,416	53.14%

 (1) American is a wholly owned subsidiary of Pilgrim. Rafael Pinedo currently serves as President and Chief Executive Officer of Pilgrim and President and Director of Engineering and Operations for American. Accordingly, Pilgrim and Mr. Pinedo are deemed to be beneficial owners of the shares of Common Stock beneficially owned by American.

(2) The Regency Group LLC (“Regency”) owns 252,145 shares of Preferred Stock and JJC Capital LLC (“JJC”) owns 531,416 shares of Preferred Stock, each of which shares is currently convertible into ten (10) shares of Common Stock.  The Company’s Articles contain provisions known as "exercise caps," which prohibit any single holder of the shares of Preferred Stock from converting such shares to the extent that, after giving effect to such conversion, such holder would beneficially own in excess of 4.999% of the Company’s outstanding Common Stock.  The figures set forth above reflect the operation of such exercise caps in that the Company has not included 2,951,639 shares of Common Stock issuable pursuant to such convertible shares as Regency and JJC have advised the Company that they do not beneficially own such shares due to the fact that they cannot exercise their right to receive such shares at this time. In the absence of such caps, Regency and JJC would have the right to receive all shares of Common Stock issuable upon conversion of the shares of Preferred Stock (2,521,450 and 5,314,160 shares, respectively and would have beneficial ownership percentages of approximately 5.31% and 10.58%, respectively).

(3) Includes 2,272,727 shares issuable upon conversion of principal under a Convertible Promissory Note.

(4) Includes 974,026 shares issuable upon conversion of principal under a Convertible Promissory Note.

Interest of Certain Persons In Matters to be Acted Upon

No person who has been a director or officer of the Company at any time since the beginning of the last fiscal year, nominee for election as a director of the Company, nor associates of the foregoing persons has any substantial interest, direct or indirect, in any of the proposals set forth in this Proxy Statement which differs from that of other stockholders of the Company.  Furthermore, no director of the Company opposes any of the proposals set forth in this Proxy Statement.

Annual Meeting Advance Notice Requirements

Our annual meetings are held each year at a time and place designated by our Board of Directors in the notice of the meeting. Copies of our bylaws are available upon written request made to the Secretary of the Company at the address below.  The requirements described below do not supersede the requirements or conditions established by the SEC for shareholder proposals to be included in our proxy materials for a meeting of shareholders.  The chairman of the meeting may refuse to bring before a meeting any business not brought in compliance with applicable law and our bylaws.

Shareholder Proposals

Our bylaws provide that shareholder proposals and director nominations by shareholders may be made in compliance with certain advance notice, informational and other applicable requirements.  With respect to shareholder proposals of shareholders holding shares of the Company’s Common Stock (concerning matters other than the nomination of directors), the individual submitting the proposal must file a written notice with the Secretary of the Company at 17101 Preston Road, Suite 210 Dallas, Texas 75248 setting forth certain information, including the following:

•	a brief description of the business desired to be bought before the meeting and the reasons for conducting that business at the meeting;

•	the name and address of the proposing shareholder;

•	the number and class of all Company stock beneficially owned by the proposing shareholder;

•	the name in which the shares are registered on the Company’s stock transfer books;

•	a representation that the proposing shareholder is entitled to vote at the meeting and intends to appear at the meeting in person or by proxy to submit the business to be submitted;

•
a representation whether the proposing shareholder or any group in which such shareholder is a part intends to deliver a proxy statement and form of proxy to shareholders and or otherwise solicits proxies in support of the proposal at issue; and

•	any material interest of the proposing shareholder in such business.

The notice must be delivered to the Secretary (1) at least 90, but no more than 120, days before any scheduled meeting or (2) by the close of business on the 10th day following the giving of notice or the date public disclosure was made, whichever is earlier.

Board Nominations

A shareholder holding shares of the Company’s Common Stock may recommend a nominee to become a director of the Company by giving the Secretary of the Company (at the address set forth above) a written notice setting forth the certain information concerning each person the shareholder proposes to nominate, including:

•	the name, business address and residence of the person;

•	such person’s signed consent to serve as a director if elected;

•	the number and class of all Company stock beneficially owned by the person;

•	a representation that the nominating shareholder is entitled to vote at the meeting and intends to appear at the meeting in person or by proxy to nominate the proposed nominee;

•	a description of all arrangements or understandings between the nominating shareholder and each nominee and any other persons pursuant to which the nomination is made; and

•	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules of the SEC.

The shareholder’s notice must also contain the information concerning the proposing shareholder required for other general shareholder proposals set forth in the preceding section.

Such nominations must be made pursuant to the same advance notice requirements for general shareholder proposals set forth in the preceding section.

Proposals for Consideration at the Special Meeting

Proposal 1:   Amendment to the Articles of Incorporation to Change the Name of the Company

The Board of Directors of the Company has approved an amendment to the Company’s Articles to change the name of the Company from “Implantable Vision, Inc.” to “Arcland Energy Corporation” (the “Name Change Amendment”).  The Board of Directors recommends that the holders of the issued and outstanding Common Stock of the Company, voting as a class, approve the Name Change Amendment. If the shareholders approve the Name Change Amendment, it will become effective upon filing of an amendment to the Articles with the Secretary of State of the State of Utah.

Reasons for Approving the Name Change Amendment

The primary purpose of the name change is to better represent the Company’s business.  The Company recently acquired certain oil and gas lease assets in exchange for shares of Common Stock representing a controlling interest in the Company in the Reverse Acquisition transaction described above. In addition, the Company has divested itself of its former wholly owned subsidiary,  BTA, which held all of the assets and liabilities related to or useful in connection with the Company’s implantable lens business at the time of the Divestiture Transaction. As a result of the Divestiture Transaction, the Company is now focused exclusively on the business of oil and natural gas acquisition, exploration, development and production.  Because of this new overall direction in the Company’s business, the Board of Directors has determined it would be in the Company’s best interests to change its name.

Required Vote; Board Recommendation

To approve the proposed Name Change Amendment, the number of shares Common Stock voting for the amendment must exceed the number of shares voting against it. Neither abstentions nor broker non-votes will have any effect on the vote.

We recommend a vote FOR the Name Change Amendment.

Proposal 2: Amendment to the Articles of Incorporation to Change the Conversion Terms of the Company’s Preferred Stock

In addition to the Name Change Amendment described above, the Board of Directors of the Company has approved an amendment to the Company’s Articles to change the number of shares of Common Stock into which each share of Preferred Stock may be converted from ten (10) to sixteen (16) shares (the “Preferred Stock Conversion Amendment”). The Board of Directors recommends that the holders of the issued and outstanding Common Stock, voting as a class, and Preferred Stock, voting as a class, approve the Preferred Stock Conversion Amendment. If the shareholders approve the Preferred Stock Conversion Amendment, it will become effective upon filing of an amendment to the Articles with the Secretary of State of the State of Utah.

Reasons for Approving the Preferred Stock Conversion Amendment

Pursuant to an Amendment to Certificate of Designation of Preferences Rights and Limitations of Series A Preferred Stock of the Company filed with Secretary of State of Utah on January 12, 2006, Series A Preferred Stockholders had the right to convert shares of Preferred Stock on the basis of one (1) share of  Preferred  Stock into a unit consisting of sixteen (16) shares of Common Stock and four (4) Class A warrants exercisable at $2.00 per share of Common Stock and four (4) Class B Warrants exercisable at $5.00 per share of Common Stock.

In June of 2006, management of the Company determined that the capital structure of the Company needed to be changed to facilitate its ability to raise new funds.  As a result, management planned to retire approximately 10,200,000 shares of issued and outstanding Common Stock (the “Management Shares”) and asked The Regency Group LLC (“Regency”), who held a majority of the issued and outstanding shares of Preferred Stock at the time, to agree to an amendment to the Articles (the “Preferred Amendment”) amending the designation of the Preferred Stock to change the conversion terms to provide that each share of Preferred Stock would only be convertible into ten (10) shares of Common Stock. Regency consented to the Preferred Amendment with the understanding that the Management Shares would be retired simultaneously. On July 17, 2006, Articles of Amendment to Articles of Incorporation of the Company were filed effecting the Preferred Amendment.  Since the Management Shares were never retired as planned, management has now determined that the best interests of the Company would be served by acting to reinstate the conversion rate for the Preferred Shares to sixteen (16) shares of Common Stock for one (1) share of Preferred Stock to return the capital structure to its original state without the warrant component. In furtherance of the proposed change, the Board of Directors has determined that the Preferred Stock Conversion Amendment would be in the best interests of the Company and has approved the proposed amendment to be submitted to the holders of the issued and outstanding shares of Common Stock and Preferred Stock for approval of each.

General Effect of the Preferred Stock Conversion Amendment

The table below shows the cumulative effect of the changes to the conversion terms of the Preferred Stock to be effected by the Preferred Stock Conversion Amendment based on the Company’s shares of Preferred Stock and Common Stock issued and outstanding at August 7, 2008, as well as the effect of the Preferred Stock Conversion Amendment on the number of shares that will be outstanding if all of the outstanding Preferred Stock is converted.

	Prior to Amendment	After Amendment
Issued and Outstanding Preferred Stock, 100,000,000 shares authorized	1,000,000	1,000,000
Shares of Common Stock into which Issued and Outstanding Preferred Stock may be Converted	10,000,000	16,000,000
Issued and Outstanding Common Stock, 150,000,000 shares authorized	44,931,689	44,931,689
Issued and Outstanding Common Stock on a Fully Diluted Basis assuming Conversion of All Issued and Outstanding Preferred Stock	54,931,689	60,931,689

In the event that the holders of issued and outstanding Preferred Stock of the Company elect to convert all of their shares, the Preferred Stock Conversion Amendment will increase the Preferred Stockholder’s aggregate ownership percentage of all issued and outstanding Common Stock of the Company from approximately 18.2% to 26.3%.

Required Vote; Board Recommendation

To approve the proposed Preferred Stock Conversion Amendment, the number of shares of Common Stock voting for the Preferred Stock Conversion Amendment must exceed the number of shares of Common Stock voting against it, and the number of shares of Preferred Stock voting for the Preferred Stock Conversion Amendment must exceed the number of shares of Preferred Stock voting against it. Neither abstentions nor broker non-votes will have any effect on the vote.

We recommend a vote FOR the Preferred Stock Conversion Amendment.

Proposal 3: Resolution Permitting the Company to Take Action by Written Consent of Fewer than All Shareholders

The Board of Directors of the Company has approved a resolution permitting the Company to take action by the written consent of fewer than all of the shareholders entitled to vote with respect to the subject matter of the action as provided for in URBCA Section 16-10a-704 (the “Written Consent Resolution”).

URBCA Section 16-10a-704 generally provides that any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. Notice of any shareholder approval without a meeting must be given at least ten days before the consummation of the transaction, action, or event authorized by the shareholder action to non-consenting shareholders. Notwithstanding the foregoing, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors. Action taken under URBCA Section 16-10a-704 has the same effect as action taken at a meeting of shareholders.

The Board of Directors recommends that the holders of the issued and outstanding Common Stock, voting separately as a class, and Preferred Stock, voting separately as a class, approve the Written Consent Resolution. If the shareholders approve the Written Consent Resolution, it will become effective upon approval by the shareholders.

Reasons for Approving the Written Consent Resolution

The primary purpose of the Written Consent Resolution is to eliminate the costs and management time involved in obtaining proxies and in order to effect corporate action as early as possible in order to accomplish the purposes of the Company. URBCA Section 16-10a-1704 states that the provisions of URBCA Section 16-10a-704 may not operate to permit a corporation in existence prior to July 1, 1992, to take action by the written consent of fewer than all of the shareholders entitled to vote with respect to the subject matter of the action, until the date a resolution providing otherwise is approved either: (a) by a consent in writing, setting forth the proposed resolution, signed by all of the shareholders entitled to vote with respect to the subject matter of the resolution; or (b) at a duly convened meeting of shareholders, by the vote of the same percentage of shareholders of each voting group as would be required to include the resolution in an amendment to the corporation's articles of incorporation.  As such, since the Company was in existence prior to July 1, 1992, in order to avail itself of the efficiencies permitted by URBCA Section 16-10a-704, the Board of Directors has determined that the Written Consent Resolution would be in the best interests of the Company and has approved the proposed resolution to be submitted to the holders of the issued and outstanding shares of Common Stock and Preferred Stock at the Special Meeting.

Interest of Certain Controlling Stockholders

As a result of Lariat’s ownership of approximately 65% of the issued and outstanding Common Stock of the Company, approval of the proposed Written Consent Resolution would essentially allow the Company to obtain approval of matters to be voted on by the holders of Common Stock, as a class, with only the written consent of Lariat, without the necessity of calling a meeting of the holders of Common Stock.

Furthermore, as a result of JJC’s ownership of approximately 53% of the issued and outstanding Preferred Stock of the Company, approval of the proposed Written Consent Resolution would essentially allow the Company to obtain approval of matters to be voted on by the holders of Preferred Stock, as a class, with only the written consent of JJC, without the necessity of calling a meeting of the holders of Preferred Stock.

If the Written Consent Resolution is approved and a matter requires a vote of both the Common Stock and the Preferred Stock, a written consent signed by Lariat and JJC would be sufficient to approve the matter, without the necessity of calling a shareholder meeting.

Required Vote; Board Recommendation

To approve the proposed Written Consent Resolution, the number of shares of Common Stock voting for the Written Consent Resolution must exceed the number of shares of Common Stock voting against it, and the number of shares of Preferred Stock voting for the Written Consent Resolution must exceed the number of shares of Preferred Stock voting against it. Neither abstentions nor broker non-votes will have any effect on the vote.

We recommend a vote FOR the Written Consent Resolution.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You can read and copy any materials we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549.  You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at www.sec.gov.  Statements contained in this proxy statement regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document filed as an exhibit with the SEC.

Please Take a Moment Now to Vote.

Please Sign and Return Your Proxy Card.

Thank You.

Implantable Vision, Inc.

Common Stock Proxy Solicited on Behalf of
the Board of Directors of the Company
for the
Special Meeting of Shareholders
August 25, 2008

The undersigned hereby constitutes and appoints Bryan Bulloch and Rafael Pinedo, or either of them, with full power of substitution, attorney and proxy to represent and to vote all the shares of common stock, par value $.001 per share, of Implantable Vision, Inc. (the “Company”) that the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Special Meeting of Shareholders of the Company to be held on August 25, 2008, and at any adjournment thereof, on the matters set forth on the reverse side.

Mark only one of the following boxes for each Proposal:

Proposal 1: Amendment to the Articles of Incorporation to Change the Name of the Company

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 2: Amendment to the Articles of Incorporation to Change the Conversion Terms of the Company’s Preferred Stock

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 3:  Resolution Permitting the Company to Take Action by Written Consent of Fewer than All Shareholders

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, upon any other business that may properly come before the meeting or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR each of the Proposals above.

Dated: ________________, 2008	Signature of Shareholder(s):

________________________________________

(When signing as attorney, trustee, executor, administrator, guardian, corporate officer, etc., please give full title. If more than one trustee, all should sign. Joint owners must each sign.)

Please date and sign exactly as name appears above.

Implantable Vision, Inc.

Series A Preferred Stock Proxy Solicited on Behalf of
the Board of Directors of the Company
for the
Special Meeting of Shareholders
August 25, 2008

The undersigned hereby constitutes and appoints Bryan Bulloch and Rafael Pinedo, or either of them, with full power of substitution, attorney and proxy to represent and to vote all the shares of Series A Preferred Stock  of Implantable Vision, Inc. (the “Company”) that the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Special Meeting of Shareholders of the Company to be held on August 25, 2008, and at any adjournment thereof, on the matters set forth on the reverse side.

Mark only one of the following boxes for each Proposal:

Proposal 2: Amendment to the Articles of Incorporation to Change the Conversion Terms of the Company’s Preferred Stock

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 3:  Resolution Permitting the Company to Take Action by Written Consent of Fewer than All Shareholders

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, upon any other business that may properly come before the meeting or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR each of the Proposals above.

Dated: ________________, 2008	Signature of Shareholder(s):

____________________________________

(When signing as attorney, trustee, executor, administrator, guardian, corporate officer, etc., please give full title. If more than one trustee, all should sign. Joint owners must each sign.)

Please date and sign exactly as name appears above.